UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

KEYCORP

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

KeyCorp

127 Public Square

Cleveland, Ohio 44114

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 21, 2020

The following Notice of Change of Location relates to the proxy statement of KeyCorp, dated April 3, 2020, furnished to KeyCorp shareholders in connection with the Annual Meeting of Shareholders to be held on Thursday, May 21, 2020. This supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 20, 2020.

THE NOTICE OF CHANGE OF LOCATION SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 21, 2020

To the Shareholders of KeyCorp:

In response to COVID-19 and to protect the well-being of our employees, shareholders, communities, and other stakeholders, NOTICE IS HEREBY GIVEN that the 2020 Annual Meeting of Shareholders has been changed from an in-person meeting to a virtual-only meeting. Shareholders will not be able to attend the annual meeting in person at a physical location. The previously announced date and time of the annual meeting remain unchanged.

◾	Virtual Meeting Date and Time: Thursday, May 21, 2020, at 8:30 a.m. EST

◾	Virtual Meeting Link: www.meetingcenter.io/261882714

◾	Virtual Meeting Password: KEY2020

Shareholders as of the close of business on the record date of Friday, March 27, 2020 may choose to vote their shares and submit questions during the virtual-only Annual Meeting.

For registered shareholders to attend the meeting, vote their shares during the meeting, or submit questions, the 15-digit control number appearing on the Notice of Internet Availability of Proxy Materials or proxy card previously distributed to you should be used to access the virtual meeting platform at the website noted above. If you do not have your control number, you may contact Computershare at 800-539-7216 to obtain it.

For beneficial holders who hold shares through an intermediary, such as a broker, bank, or other nominee that holds their shares, a control number must be obtained in advance to attend the meeting, to vote during the meeting, or to submit questions during the meeting. To obtain a control number, beneficial shareholders must submit proof of their legal proxy issued by their broker, bank, or other nominee that holds their shares by sending a copy of the legal proxy, along with their name and email address, to Computershare via email at legalproxy@computershare.com. Requests for a control number must be labeled as “Legal Proxy” and be received by Computershare no later than 5:00 p.m., EST, on Monday, May 18, 2020. Beneficial shareholders who timely submit proof of their legal proxy will receive a confirmation email from Computershare with a control number.

Guests or shareholders without a control number may also attend the meeting but will not be permitted to vote or submit questions during the meeting.

Shareholders may also choose to vote their shares in advance of the meeting as they normally would. Registered holders can go to www.envisionreports.com/key and follow the instructions to submit votes electronically. For shares held in street name, please follow the instructions found on the individual voting instruction form. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in our proxy materials. Shareholders who have sent in proxies or voted via telephone or internet do not need to take any further action.

It is important that you review the proxy materials for the 2020 Annual Meeting of Shareholders previously distributed to you in addition to this Notice. The 2020 proxy statement and our 2019 Annual Report are available at www.key.com/ir.

April 20, 2020	By Order of the Board of Directors,

Craig T. Beazer
Secretary and General Counsel